EXHIBIT 10.13

SHARE EXCHANGE AND ACQUISITION AGREEMENT

BY AND AMONG

DIVERSIFIED GLOBAL HOLDINGS GROUP, INC.

AND

BANYAN DEVELOPMENT LLC

Dated as of MAY 16, 2011

THIS EXCHANGE AGREEMENT (the "Agreement"), is made and entered into as of May 16, 2011, by and among Diversified Global Holdings Group, Inc., a Florida corporation ("DGHG"), and Banyan Development LLC, a Florida corporation  ("BANYAN”), and the owners of BANYAN set forth on the signature pages to this Agreement (collectively, the "BANYAN Owners" or “Owners”), with respect to the following facts:

RECITALS

A.           The BANYAN Owners owning 48% of the issued and outstanding ownership interests (“Interests”) in BANYAN as set forth opposite their respective names on Schedule I to this Agreement desire to sell such Interests to DGHG.

B.           DGHG desires to acquire from the BANYAN Owners said 48% of the BANYAN Interests owned by them on the Closing Date in exchange for the issuance and delivery by DGHG of shares of Common Stock,  par value $.001 per share, of DGHG ("Common Stock"), as set forth in Schedule I hereto, on the terms and conditions set forth below (the "Exchange"); and

C.           The Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act and under the applicable securities laws of each state or jurisdiction where Owners of the Company reside.

NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

EXCHANGE OF SECURITIES

Section 1.1 The Exchange.

On the terms and subject to the conditions of this Agreement, on the Closing Date, DGHG shall issue and deliver to each of the BANYAN Owners such number of shares of Common Stock as is set forth opposite such BANYAN Owner name on Schedule I hereto, and each such BANYAN Owner shall sell, transfer and deliver to DGHG, the number of issued and outstanding BANYAN Interests set forth opposite such BANYAN Owner's name on Schedule I hereto along with a duly executed assignment endorsed in favor of DGHG or the BANYAN Acquisition Subsidiary, as specified by DGHG.

ARTICLE II

THE CLOSING

Section 2.1 Closing Date.

The closing of the Exchange and the other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of DGHG as of May 16, 2011, or at such other location, date and time as DGHG and BANYAN may agree. The time and date upon which the Closing actually occurs being referred to herein as the "Closing Date".

Section 2.2 Transactions at Closing.

At the Closing, the following transactions shall take place and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

(a) DGHG shall deliver the following documents:

(i) Validly executed stock certificates (the “Share Certificates”), corresponding to the Common Stock issued in the name of the BANYAN Owners in the amounts set forth in Schedule I, shall be delivered to a mutually satisfactory escrow agent (the “Escrow Agent”) to be held pursuant to an escrow agreement (the “Escrow Agreement”) providing for:

(A) release of the Share Certificates upon satisfaction of the following conditions within a period of one (1) year from the Closing Date(the “HUD Closing Period”): BANYAN having closed the necessary financing from the Department of Housing and Urban Development to convert the “Banyan Plaza Shopping Center” property (the “Property”)  into an assisted living facility and from the proceeds of such closing BANYAN having paid off the existing mortgage loan encumbering the Property.

(B) If the closing conditions set forth in Section 2.2(a)(i)(A) are not satisfied within the HUD Closing Period, the Share Certificates shall be redelivered by the Escrow Agent to DGHG, the Interest certificates held by Escrow Agent shall be redelivered to the BANYAN Owners and this Agreement shall be terminated, subject to extension of the term hereof by mutual agreement of the parties;

(ii) Certificate of good standing from the Secretary of State of the State of Florida, dated at or about the Closing Date, to the effect that DGHG is in good standing under the laws of said state;

(iii) Certified copy of the Certificate of Incorporation of DGHG, as certified by the Secretary of State of the State of Florida at or about the Closing Date;

(iv) An officer's certificate duly executed by DGHG's chief executive officer to the effect that the conditions set forth in Section 7.1(a) below have been satisfied, dated as of the date of the Closing; and

(v) Such other documents and instruments as BANYAN may reasonably request.

(b) BANYAN shall deliver or cause to be delivered the following documents and/or shall take the following actions:

(i) BANYAN shall deliver to the Escrow Agent, to be subject to the terms of the Escrow Agreement as specified in Section 2.2(a)(i) above, Interest certificates in the name of, or assigned to, DGHG or the BANYAN Acquisition Subsidiary, as specified by DGHG, in respect of 48% of BANYAN Interests and shall register BANYAN Interests in the name of DGHG or the BANYAN Acquisition Subsidiary, as the case may be, in the Owners register of BANYAN;

(ii) Certificate of good standing from the Secretary of State of Florida, dated at or about the Closing Date, to the effect that BANYAN is a limited liability company organized and in good standing under the laws of said jurisdiction;

(iii) Certified copy of the Operating Agreement of BANYAN, as amended to the Closing Date;

(iv) An officer's certificate duly executed by BANYAN's chief executive officer to the effect that the conditions set forth in Section 7.2(a) below have been satisfied, dated as of the date of the Closing;

(v) An officer's certificate duly executed by BANYAN's Chief Executive Officer and Secretary certifying that the attached ownership register of BANYAN is an accurate and complete ownership register of BANYAN as of the Closing Date; and

(vi) Such other documents and instruments as DGHG may reasonably request, including documents evidencing such resignations from and appointments to the governing body of BANYAN, effective the Closing Date, as are set forth in Schedule II hereto.

(c) The BANYAN Owners shall deliver the following documents:

(i) to Escrow Agent under the escrow agreement, duly executed assignments effecting the sale, assignment and irrevocable transfer of BANYAN Interests to DGHG or the BANYAN Acquisition Subsidiary, as specified by DGHG, free and clear of any liens, or any other third party rights of any kind and nature, whether voluntarily incurred or arising by operation of law; and

(ii) to BANYAN, as agent for DGHG, all certificates in respect of BANYAN Interests.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF DGHG

DGHG hereby makes the following representations and warranties to BANYAN and each BANYAN Owner:

Section 3.1 Organization and Qualification.

DGHG is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the corporate power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect. DGHG is duly qualified as a corporation to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not have a Material Adverse Effect. DGHG has subsidiaries and may be a participant in any joint venture, partnership, or similar arrangement.

Section 3.2 Authorization.

DGHG has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Exchange.

Section 3.3 Validity and Effect of Agreement.

This Agreement has been duly and validly executed and delivered by DGHG and, assuming that it has been duly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of DGHG in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally.

Section 3.4 No Conflict.

Neither the execution and delivery of this Agreement by DGHG nor the performance by such parties of their respective obligations hereunder, nor the consummation of the Exchange, will: (i) conflict with DGHG's Certificate of Incorporation or Bylaws; (ii) violate any statute, law, ordinance, rule or regulation, applicable to DGHG or any of the properties or assets of DGHG; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of DGHG and/or affect any of the obligations hereunder, or result in the creation or imposition of any Lien upon any properties, assets or business of DGHG under, any Contract or any order, judgment or decree to which DGHG is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a material adverse effect on its obligation to perform its covenants under this Agreement.

Section 3.5 Required Filings and Consents.

The execution and delivery of this Agreement by DGHG does not, and the performance of this Agreement by DGHG will not, require any consent, approval, authorization or permit of, or filing with or notification to, Governmental Authority with respect to DGHG except: (i) compliance with applicable requirements of the Securities Act, the Exchange Act and state securities laws ("Blue Sky Laws"); and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on DGHG, or would not prevent or materially delay consummation of the Exchange or otherwise prevent the parties hereto from performing their respective obligations under this Agreement.

Section 3.6 Capitalization.

The authorized capital stock of DGHG consists of 500,000,000 shares of Common Stock, par value $.001 per share, of which 93,297,301 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, par value $.001 per share, of which 25,000 shares are outstanding. Except for the transactions contemplated by this Agreement, there are no other share capital, pre-emptive rights, convertible securities, outstanding warrants, options or other rights to subscribe for, purchase or acquire from DGHG any shares of capital stock of DGHG and there are no contracts or commitments providing for the issuance of, or the granting of rights to acquire, any shares of capital stock of DGHG or under which DGHG is, or may become, obligated to issue any of its securities. All shares of capital stock of DGHG outstanding as of the date of this Agreement have been duly authorized and validly issued, are fully paid and nonassessable, and are free of pre-emptive rights. As of the Closing Date (as defined herein), there will be no more than 100,000,000 shares of Common Stock issued or outstanding prior to the Exchange.

Section 3.7 Status of Common Stock.

The Common Stock, when issued and allotted at the Closing in exchange for BANYAN Interests, will be duly authorized, validly issued, fully paid, non-assessable, and free of any pre-emptive rights, will be issued in compliance with all applicable laws concerning the issuance of securities, and will have the rights, preferences, privileges, and restrictions set forth in DGHG's charter and bylaws, and will be free and clear of any Liens of any kind and duly registered in the name of the BANYAN Owners, in DGHG's stockholders ledger.

Section 3.8 Litigation.

There is no Action pending or threatened against DGHG that, individually or in the aggregate, directly or indirectly, would be reasonably likely to have a Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against DGHG, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

Section 3.9 Books and Records.

The books and records, financial and others, of DGHG are in all material respects complete and correct and have been maintained in accordance with good business accounting practices.

Section 3.10 Compliance.

DGHG, to its knowledge, is in compliance with all foreign, federal, state and local laws and regulations of any Governmental Authority, except to the extent that failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. DGHG has not received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect. DGHG does not, and is not require to, hold any permits, licenses or franchises from Governmental Authorities.

Section 3.11 Absence of Certain Changes.

Since April 22, 2011, except as expressly permitted or required by this Agreement or with the consent of BANYAN, DGHG has not:

(a) sold or otherwise issued any shares of capital stock;

(b) acquired any assets or incurred any Liabilities;

(c) amended its certificate of incorporation or bylaws;

(d) waived any rights of value which in the aggregate are extraordinary or material considering the business of DGHG;

(e) made any material change in its method of management, operation or accounting;

(f) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

(g) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, which option, warrant or other right has not been cancelled as of the Closing Date;

(h) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business;

(i) become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of DGHG or become subject to any change or development in, or effect on, DGHG that has or could reasonably be expected to have a Material Adverse Effect; or

(j) entered into any agreement to take any action described in clauses (a) through (i) above.

Section 3.12 Previous Sales of Securities.

Since inception, DGHG has sold Common Stock to investors only in reliance upon applicable exemptions from the registration requirements under any applicable law including the laws of the United States and any applicable states and all such sales were made in accordance with the laws of said jurisdictions.

Section 3.13 Principals of DGHG.

During the past five years, no officer or director of DGHG has been:

(a) the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b) the subject of any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c) the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(d) found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Section 3.14 Brokers and Finders.

Neither DGHG, nor any of its respective officers, directors, employees or managers, has employed any broker, finder, advisor or consultant, or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees, advisory fees or consulting fees in connection with the Exchange for which DGHG has or could have any liability.

Section 3.15 Disclosure.

As of the Closing Date, there is no known material fact or information relating to the business, condition (financial or otherwise), affairs, operations or assets of DGHG and/or its subsidiaries that has not been disclosed in writing to BANYAN and/or the BANYAN Owners by DGHG. No representation or warranty of DGHG in this Agreement or any statement or document delivered in connection herewith or therewith, contained or will contain any untrue statement of a material fact or fail to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BANYAN

BANYAN hereby makes the following representations and warranties to DGHG:

Section 4.1 Organization and Qualification.

BANYAN is duly organized and validly existing as a limited liability company under the laws of the State of Florida, with the power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect.

BANYAN is duly qualified as a limited liability company to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures to be so qualified as would not have a Material Adverse Effect.

Section 4.2 Authorization; Validity and Effect of Agreement.

BANYAN has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Exchange. This Agreement has been duly and validly executed and delivered by BANYAN and, assuming that it has been duly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of BANYAN, in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally.

Section 4.3 No Conflict.

Neither the execution and delivery of this Agreement by BANYAN nor the performance by BANYAN of its obligations hereunder, nor the consummation of the Exchange, will: (i) conflict with BANYAN's organization or governing documents; (ii) violate any statute, law, ordinance, rule or regulation, applicable to BANYAN or any of its properties or assets; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of BANYAN, or result in the creation or imposition of any Lien upon any properties, assets or business of BANYAN under, any Material Contract or any order, judgment or decree to which BANYAN is a party or by which it or any of its assets or Properties is bound or encumbered except, in the case of clauses (ii) or (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect on its obligation to perform its covenants under this Agreement.

Section 4.4 Required Filings and Consents.

The execution and delivery of this Agreement by BANYAN do not, and the performance of this Agreement by BANYAN will not require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, with respect to BANYAN, except: (i) compliance with applicable requirements of the Securities Act, the Exchange Act, and Blue Sky Laws; and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on BANYAN, or materially delay consummation of the Exchange or otherwise prevent the parties hereto from performing their obligations under this Agreement.

Section 4.5 Capitalization.

All BANYAN Interests outstanding as of the date of this Agreement have been duly authorized and validly issued, are fully paid and non-assessable, and are free of pre-emptive rights.

Section 4.6 Financial Statements.

BANYAN has previously furnished to DGHG true and complete copies of its balance sheets as of December 31, 2009 and December 31, 2008, and its related statements of operations for the periods ended December 31, 2009, and December 31, 2008 (all of such financial statements of BANYAN collectively, the “BANYAN Financial Statements"). The BANYAN Financial Statements (including the notes thereto) present fairly in all material respects the financial position and results of operations and cash flows of BANYAN at the date or for the period set forth therein, in each case in accordance with GAAP applied on a consistent basis throughout the periods involved (except as otherwise indicated therein). The BANYAN Financial Statements have been prepared from and in accordance with the books and records of BANYAN and its subsidiaries, as applicable.

Section 4.7 No Undisclosed Liabilities.

Except as disclosed in the BANYAN Financial Statements, BANYAN has no material liabilities, indebtedness or obligations, except those that have been incurred in the ordinary course of business, whether absolute, accrued, contingent or otherwise, and whether due or to become due, and to the Knowledge of BANYAN, there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability, indebtedness or obligation.

Section 4.8 Properties and Assets.

BANYAN has good and marketable title to, valid leasehold interests in, or the legal right to use, all of the assets, properties and leasehold interests reflected in the most recent BANYAN Financial Statements, except for those sold or otherwise disposed of since the date of such BANYAN Financial Statements in the ordinary course of business consistent with past practice.

Section 4.9 Litigation.

There is no Action pending or threatened against BANYAN that, individually or in the aggregate, directly or indirectly, would be reasonably likely to have a Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against BANYAN, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

Section 4.10 Taxes.

BANYAN has timely filed (or has had timely filed on its behalf) with the appropriate tax authorities all tax returns required to be filed by it or on behalf of it, and each such tax return was complete and accurate in all material respects, and BANYAN has timely paid (or has had paid on its behalf) all material Taxes due and owing by it, regardless of whether required to be shown or reported on a tax return, including Taxes required to be withheld by it. No deficiency for a material Tax has been asserted in writing or otherwise, to BANYAN's Knowledge, against BANYAN or with respect to any of its assets, except for asserted deficiencies that either (i) have been resolved and paid in full or (ii) are being contested in good faith. There are no material Liens for Taxes upon BANYAN's assets.

Section 4.11 Compliance.

To BANYAN's Knowledge, BANYAN is in compliance with all federal, state and local laws and regulations of any Governmental Authority applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. BANYAN has not received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect. To BANYAN 's Knowledge, BANYAN holds all permits, licenses and franchises from Governmental Authorities required to conduct its business as it is now being conducted, except for such failures to have such permits, licenses and franchises that would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.12 Absence of Certain Changes.

Since the date of the most recent BANYAN Financial Statements,

(a) there has been no change or development in, or effect on, BANYAN that has or could reasonably be expected to have a Material Adverse Effect,

(b) BANYAN has not sold, transferred, disposed of, or agreed to sell, transfer or dispose of, any material amount of its assets other than in the ordinary course of business,

(c) BANYAN has not paid any dividends or distributed any of its assets to any of its Owners,

(d) BANYAN has not acquired any material amount of assets except in the ordinary course of business, nor acquired or merged with any other business,

(e) BANYAN has not waived or amended any of its respective material contractual rights except in the ordinary course of business, and

(f) BANYAN has not entered into any agreement to take any action described in clauses (a) through (e) above.

Section 4.13 Principals of BANYAN.

(a)	During the past five years, no officer or director of BANYAN has been:

(i) the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(ii) the subject of any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(iii) the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(iv) found by a court of competent jurisdiction (in a civil action) to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

(b)	James Cohen is not a Banyan Owner, directly or indirectly, or a manager, officer or employee of BANYAN.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BANYAN OWNERS

Each BANYAN Owner, severally and not jointly, hereby make the following representations and warranties to BANYAN and DGHG:

Section 5.1 Authority and Validity.

Each BANYAN Owner has all requisite power to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement.

Section 5.2 Validity.

Upon the execution and delivery of each other document to which each BANYAN Owner is a party (assuming due execution and delivery by each other party thereto) each such other document will be the legal, valid and binding obligations of such BANYAN Owner, enforceable against such BANYAN Owner in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally.

Section 5.3 No Breach or Violation.

The execution, delivery and performance by each BANYAN Owner of this Agreement and each other document to which it is a party, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with (i) the certificate of incorporation or bylaws of such BANYAN Owner, if applicable, or (ii) any agreement to which such BANYAN Owner is a party, or by which such BANYAN Owner or such BANYAN Owner's Assets are bound or affected.

Section 5.4 Consents and Approvals.

No consent, approval, authorization or order of, registration or filing with, or notice to, any Government Authority or any other Person is necessary to be obtained, made or given by each BANYAN Owner in connection with the execution, delivery and performance by such BANYAN Owner of this Agreement or any other document to which it is a party or for the consummation by such BANYAN Owner of the transactions contemplated hereby or thereby.

Section 5.5 Title.

BANYAN Interests to be delivered by each BANYAN Owner in connection with the transactions contemplated herein are, and at the Closing will be owned, of record and beneficially, solely by such BANYAN Owner, free and clear of any Lien or encumbrance.

Section 5.6 Investor Status.

Each BANYAN Owner represents that he or she is an “accredited investor” or has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, as defined in Rule 506 promulgated under the Securities Act.  Each BANYAN Owner represents and warrants that he or she has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his or her investment in DGHG.  Each BANYAN Owner has the financial ability to bear the economic risks of his or her entire investment in DGHG for an indefinite period, would be able to sustain a complete loss of his or her investment, and has no need for liquidity with respect to his or her investment in DGHG.

Section 5.7 Investment Intent.

The shares of Common Stock are being acquired by each BANYAN Owner for each BANYAN Owner's own account for investment purposes only, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and each BANYAN Owner has no present intention of selling, granting any participation in or otherwise distributing the same. Each BANYAN Owner further represents that the BANYAN Owner does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or third person with respect to any of BANYAN Interests.

Section 5.8 Restrictions on Transfer.

Each BANYAN Owner understands that the shares of Common Stock have not been registered under the Securities Act or registered or qualified under any foreign or state securities law, and may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and registration or qualification under applicable state securities laws or the availability of an exemption therefrom. In any case where such an exemption is relied upon by each BANYAN Owner from the registration requirements of the Securities Act and the registration or qualification requirements of such state securities laws, each BANYAN Owner shall furnish DGHG with an opinion of counsel stating that the proposed sale or other disposition of such securities may be effected without registration under the Securities Act and will not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such counsel and opinion to be satisfactory to DGHG. Each BANYAN Owner acknowledges that it is able to bear the economic risks of an investment in the Common Stock for an indefinite period of time, and that its overall commitment to investments that are not readily marketable is not disproportionate to its net worth.

Section 5.9 Informed Investment.

Each BANYAN Owner has made such investigations in connection herewith as it deemed necessary or desirable so as to make an informed investment decision without relying upon BANYAN for legal or tax advice related to this investment. In making its decision to acquire the Common Stock, each BANYAN Owner has not relied upon any information other than information contained in this Agreement and in the other Offering Documents.

Section 5.10 Access to Information.

Each BANYAN Owner acknowledges that it has had access to and has reviewed all documents and records relating to DGHG, including, but not limited to, the DGHG SEC Documents, that it has deemed necessary in order to make an informed investment decision with respect to an investment in DGHG; that it has had the opportunity to ask representatives of DGHG certain questions and request certain additional information regarding the terms and conditions of such investment and the finances, operations, business and prospects of DGHG and has had any and all such questions and requests answered to its satisfaction; and that based on the foregoing it understands the risks and other considerations relating to an investment in DGHG.

Section 5.11 Reliance on Representations.

Each BANYAN Owner understands that the shares of Common Stock are being offered and sold to it in reliance on specific exemptions from the registration and/or public offering requirements of the U.S. federal and state securities laws and that DGHG and BANYAN is relying in part upon the truth and accuracy of, and such BANYAN Owner's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such BANYAN Owner set forth herein in order to determine the availability of such exemptions and the eligibility of such BANYAN Owner to acquire the Common Stock. Each BANYAN Owner represents and warrants to DGHG and BANYAN that any information the BANYAN Owner has heretofore furnished or furnishes herewith to DGHG and BANYAN is complete and accurate, and further represents and warrants that it will notify and supply corrective information to DGHG and BANYAN immediately upon the occurrence of any change therein occurring prior to BANYAN's issuance of the Common Stock. Within five (5) days after receipt of a request from BANYAN, each BANYAN Owner will provide such information and such documents as may reasonably be necessary to comply with any and all laws and regulations to which BANYAN is subject.

Section 5.12 No General Solicitation.

Each BANYAN Owner is unaware of, and in deciding to participate in the transactions contemplated hereby is in no way relying upon, and did not become aware of the transactions contemplated hereby through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio or the internet, in connection with the transactions contemplated hereby.

Section 5.13 Representation by Counsel.

Each BANYAN Owner represents that it is represented by their own counsel in this transaction and that such counsel has carefully reviewed with it the terms and legal consequences of the Exchange and, in particular, the Tax consequences of the Exchange to such BANYAN Owner. BANYAN and each BANYAN Owner acknowledges and understands that Michael Paige PLLC, Counsel to Jackson & Campbell, P.C., Washington, D.C., acts as counsel to DGHG. BANYAN and each BANYAN Owner also acknowledges and understands that, in connection with the Exchange contemplated by this Agreement and subsequent advice to and legal services performed for DGHG, Michael Paige PLLC and Jackson & Campbell, P.C. and will not be representing BANYAN or the BANYAN Owners, but will be representing DGHG.

ARTICLE VI

CERTAIN COVENANTS
Section 6.1 Conduct of Businesses by Parties.

DGHG and BANYAN agree that, between the date of this Agreement and the Closing Date, except as contemplated by any other provision of this Agreement, or unless the other party shall otherwise consent in writing:

(a)           the businesses of DGHG and BANYAN shall be conducted only in, and such parties shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and

(b)           DGHG and BANYAN shall use their reasonable best efforts to preserve substantially intact their respective business organizations, to keep available the services of their current officers, employees and consultants and to preserve the current relationships of DGHG and BANYAN with customers, suppliers and other persons with which DGHG or BANYAN, as the case may be, has significant business relations.

Section 6.2 Access to Information.

At all times prior to the Closing or the earlier termination of this Agreement in accordance with the provisions of Article IX, and in each case subject to Section 6.3 below, each party hereto shall provide to the other party (and the other party's authorized representatives) reasonable access during normal business hours and upon reasonable prior notice to the premises, properties, books, records, assets, liabilities, operations, contracts, personnel, financial information and other data and information of or relating to such party (including without limitation all written proprietary and trade secret information and documents, and other written information and documents relating to intellectual property rights and matters), and will cooperate with the other party in conducting its due diligence investigation of such party, provided that the party granted such access shall not interfere unreasonably with the operation of the business conducted by the party granting access, and provided that no such access need be granted to privileged information or any agreements or documents subject to confidentiality agreements.

Section 6.3 Confidentiality.

Each party shall hold, and shall cause its respective Affiliates and representatives to hold, all Confidential Information made available to it in connection with the Exchange in strict confidence, shall not use such information except for the sole purpose of evaluating the Exchange and shall not disseminate or disclose any of such information other than to its directors, officers, managers, employees, shareholders, interest holders, Affiliates, agents and representatives, as applicable, who need to know such information for the sole purpose of evaluating the Exchange (each of whom shall be informed in writing by the disclosing party of the confidential nature of such information and directed by such party in writing to treat such information confidentially). The above limitations on use, dissemination and disclosure shall not apply to Confidential Information that (i) is learned by the disclosing party from a third party entitled to disclose it; (ii) becomes known publicly other than through the disclosing party or any third party who received the same from the disclosing party, provided that the disclosing party had no Knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by the parties; or (iv) is disclosed with the express prior written consent thereto of the other party. The parties shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained. In the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party, at the expense of the non-disclosing party, in obtaining a protective or similar order with respect to such information; and (iii) provide only that amount of information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

Section 6.4 Further Assurances.

Each of the parties hereto agrees to use its best efforts before and after the Closing Date to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective, in the most expeditious manner practicable, the Exchange, including, but not limited to: (i) satisfying the conditions precedent to the obligations of any of the parties hereto; (ii) obtaining all waivers, consents and approvals from other parties necessary for the consummation of the Exchange, (iii) making all filings with, and obtain all consents, approvals and authorizations that are required to be obtained from, Governmental Authorities, (iv) defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the performance of the obligations hereunder; and (v) executing and delivering such instruments, and taking such other actions, as the other party hereto may reasonably require in order to carry out the intent of this Agreement.

Section 6.5 Public Announcements.

DGHG, the BANYAN Owners and BANYAN shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Exchange or this Agreement, and shall not issue any other press release or make any other public statement without prior consent of the other parties, except as may be required by law or, with respect to DGHG, by obligations pursuant to rule or regulation of the Exchange Act, the Securities Act, any rule or regulation promulgated thereunder or any rule or regulation of the National Association of Securities Dealers.

Section 6.6 Notification of Certain Matters.

Each party hereto shall promptly notify the other party in writing of any events, facts or occurrences that would result in any breach of any representation or warranty or breach of any covenant by such party contained in this Agreement.

Section 6.7 Prohibition on Trading in DGHG Securities.

All parties acknowledge that information concerning the matters that are the subject matter of this Agreement may constitute material non-public information under United States federal securities laws, and that United States federal securities laws prohibit any person who has received material non-public information relating to DGHG from purchasing or selling securities of DGHG, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of DGHG. Accordingly, until such time as any such non-public information has been adequately disseminated to the public, the parties to this Agreement shall not purchase or sell any securities of DGHG.

Section 6.8 Capital for DGHG.

Immediately following the Closing Date, in conjunction with the Exchange, the BANYAN Owners shall cause BANYAN to contribute the sum of US$______N/A________ to the capital of DGHG.

Section 6.9 BANYAN Owners Right to Require “Spin-Off” by DGHG of Formerly Owned Companies.

Following the Closing, BANYAN and the former BANYAN Owners shall have the right, on or before the fifth anniversary of the Closing Date, to require DGHG to take the following actions: on thirty (30) days notice to the Board of Directors of DGHG, DGHG shall initiate the regulatory filing process for clearance by the SEC of the spin-off ("Spin-Off") to its shareholders of the shares its BANYAN subsidiary as specified by the majority of such BANYAN Owners, such distribution to be made being pro-rata as a dividend to the shareholders of DGHG.   Upon SEC clearance, DGHG shall proceed promptly with the Spin-Off, and from the date of the Spin-Off distribution, the business of the subsidiary or subsidiaries so spun off shall be operated as a separate reporting company under the Exchange Act by its management.  The BANYAN management and the BANYAN Owners shall provide full cooperation to DGHG in the SEC clearance process. All expenses of the Spin-Off shall be borne by the subsidiary or subsidiaries to be spun off.

Section 6.10  Changes to BANYAN Operating Agreement; Issuance of Additional Interests in BANYAN

The BANYAN Owners and BANYAN shall obtain the consent of DGHG prior effecting any amendments or modifications to the BANYAN Operating Agreement or the issuance of any additional limited liability company or other equity Interests in BANYAN; provided, however, that DGHG hereby consents to the issuance by BANYAN and the BANYAN Owners of one percent (1%) equity interest in BANYAN to consultants in connection with BANYAN obtaining HUD financing for the Property and to the amendment to the Banyan Operating Agreement to reflect the same.

ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE EXCHANGE

Section 7.1 Conditions to Obligations of BANYAN and BANYAN Owners.

The obligations of BANYAN and BANYAN Owners to consummate the Exchange shall be subject to the fulfillment, or written waiver by BANYAN, at or prior to the Closing, of each of the following conditions:

(a) DGHG shall have delivered to BANYAN each of the documents required by Section 2.2(a) of this Agreement;

(b) The representations and warranties of DGHG set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time;

(c) DGHG shall have performed and complied in all material respects with all covenants, conditions, obligations and agreements required by this Agreement to be performed or complied with by such parties on or prior to the Closing Date;

(d) All consents, approvals, permits, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Governmental Authority or Person as provided herein shall have been obtained;

(e) BANYAN shall have completed a due diligence review of the business, operations, financial condition and prospects of DGHG and shall have been satisfied with the results of its due diligence review in its sole and absolute discretion;

(f) There has been no Material Adverse Effect on the business, condition or prospects of DGHG until the Closing Date;

(g) DGHG shall file if applicable with the SEC a Schedule 14(f)-l with respect to any change of control transactions described in this Agreement, and shall have caused the Schedule 14(f)01 to be mailed to each registered holder of its Common Stock;

(h) Holders of all of the BANYAN Interests shall have become party to the Exchange; and

(i) The outstanding shares of Common Stock of DGHG prior to the Closing shall not exceed 100,000,000 shares.

Section 7.2 Conditions to Obligations of DGHG.

The obligations of DGHG to consummate the Exchange shall be subject to the fulfillment, or written waiver by DGHG, at or prior to the Closing of each of the following conditions:

(a) BANYAN shall have delivered to DGHG each of the documents required by Section 2.2(b) of this Agreement;

(b) The BANYAN Owners shall have delivered to DGHG the documents required by Section 2.2(c) of this Agreement;

(c) The representations and warranties of BANYAN and the BANYAN Owners set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time;

(d) BANYAN shall have performed and complied in all material respects with all covenants, conditions, obligations and agreements required by this Agreement to be performed or complied with by BANYAN on or prior to the Closing Date;

(e) All consents, approvals, permits, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Governmental Authority or Person as provided herein shall have been obtained;

(f) DGHG shall have completed a due diligence review of the business, operations, financial condition and prospects of BANYAN and shall have been satisfied with the results of its due diligence review in its sole and absolute discretion;

(g) There has been no Material Adverse Effect on the business, condition or prospects of BANYAN until the Closing Date;

(h) BANYAN shall have paid all of the costs and expenses of BANYAN associated with the transactions contemplated herein;

(i) Holders of at least 48% of BANYAN Interests shall have become party to the Exchange; and

(j) DGHG, at its option, shall have received such opinions from BANYAN’s auditors as may be reasonably required by DGHG and its counsel.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Indemnification by DGHG.

(a) Notwithstanding any other indemnification provision hereunder, DGHG (the "Indemnifying Party") shall indemnify and hold harmless BANYAN and its officers, directors and employees and each of the BANYAN Owners (each an "Indemnified Party"), from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements (collectively, "Claims") suffered by such Indemnified Party resulting from or arising out of (i) any inaccuracy in or breach of any of the representations or warranties made by the Indemnifying Party at the time they were made, and, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), on and as of the Closing Date, (ii) any breach or nonfulfillment of any covenants or agreements made by the Indemnifying Party, (iii) any misrepresentation made by the Indemnifying Party, in each case as made herein or in the Schedules or Exhibits annexed hereto or in any closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by the Indemnifying Party pursuant hereto or in connection with the Exchange, and (v) the operations and liabilities of DGHG and/or any of its subsidiaries, whether known or unknown, arising out of any action, omission and/or period of time preceding the Closing Date, including but not limited to any taxes levied with respect to same.

Section 8.2 Indemnification by BANYAN.

(a) Notwithstanding any other indemnification provision hereunder, BANYAN  and the BANYAN  Owners (each, the "Indemnifying Party") shall, severally and jointly, indemnify and hold harmless DGHG, its officers, directors, attorneys, accountants and employees (each an "Indemnified Party"), from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements (collectively, "Claims") suffered by such Indemnified Party resulting from or arising out of (i) any inaccuracy in or breach of any of the representations or warranties made by the Indemnifying Party at the time they were made, and, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), on and as of the Closing Date, (ii) any breach or nonfulfillment of any covenants or agreements made by the Indemnifying Party, or (iii) any misrepresentation made by the Indemnifying Party, in each case as made herein or in the Schedules or Exhibits annexed hereto or in any closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by the Indemnifying Party pursuant hereto or in connection with the Exchange.

Section 8.3 Indemnification Procedures.

(a) Upon obtaining knowledge of any Claim by a third party which has given rise to, or is expected to give rise to, a claim for indemnification hereunder, the Indemnified Party shall give written notice ("Notice of Claim") of such claim or demand to the Indemnifying Party, specifying in reasonable detail such information as the Indemnified Party may have with respect to such indemnification claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). No failure or delay by the Indemnified Party in the performance of the foregoing shall reduce or otherwise affect the obligation of the Indemnifying Party to indemnify and hold the Indemnified Party harmless, except to the extent that such failure or delay shall have actually adversely affected the Indemnifying Party's ability to defend against, settle or satisfy any Claims for which the Indemnified Party entitled to indemnification hereunder.

(b) If the claim or demand set forth in the Notice of Claim given by an Indemnified Party pursuant to Section 8.1 hereof is a claim or demand asserted by a third party, the Indemnifying Party shall have fifteen (15) days after the date on which Notice of Claim is given to notify Indemnified Party in writing of their election to defend such third party claim or demand on behalf of the Indemnified Party. If the Indemnifying Party elects to defend such third party claim or demand, Indemnified Party shall make available to the Indemnifying Party and its agents and representatives all records and other materials that are reasonably required in the defense of such third party claim or demand and shall otherwise cooperate with, and assist the Indemnifying Party in the defense of, such third party claim or demand. So long as the Indemnifying Party is defending such third party claim in good faith, the Indemnified Party shall not pay, settle or compromise such third party claim or demand. If the Indemnifying Party elects to defend such third party claim or demand, the Indemnified Party shall have the right to participate in the defense of such third party claim or demand, at such Indemnified Party's own expense. In the event, however, that such Indemnified Party reasonably determines that representation by counsel to the Indemnifying Party of both the Indemnifying Party and such Indemnified Party could reasonably be expected to present counsel with a conflict of interest, then the Indemnified Party may employ separate counsel to represent or defend it in any such action or proceeding and the Indemnifying Party will pay the fees and expenses of such counsel. If the Indemnifying Party does not elect to defend such third party claim or demand or does not defend such third party claim or demand in good faith, the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at the Indemnifying Party's expense, to defend such third party claim or demand; provided, however, that (i) such Indemnified Party shall not have any obligation to participate in the defense of, or defend, any such third party claim or demand; (ii) such Indemnified Party's defense of or its participation in the defense of any such third party claim or demand shall not in any way diminish or lessen the obligations of the Indemnifying Party under the agreements of indemnification set forth in this Article VIII; and (iii) such Indemnified Party may not settle any claim without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

(c) The Indemnifying Party and the other Indemnified Parties, if any, shall cooperate fully in all aspects of any investigation, defense, pre-trial in respect of which indemnity is sought pursuant to this Article VIII, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

(d) Except for third party claims being defended in good faith, the Indemnifying Party shall satisfy its obligations under this Article VIII in respect of a valid claim for indemnification hereunder that is not contested by BANYAN in good faith in cash within thirty (30) days after the date on which Notice of Claim is given.

Section 8.4 Indemnification Procedures for Non-Third Party Claims.

In the event any Indemnified Party should have an indemnification claim against the Indemnifying Party under this Agreement that does not involve a claim by a third party, the Indemnified Party shall promptly deliver notice of such claim to the Indemnifying Party in writing and in reasonable detail. The failure by any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party, except to the extent that the Indemnifying Party has been actually prejudiced by such failure. If the Indemnifying Party does not notify the Indemnified Party within fifteen (15) Business Days following its receipt of such notice that the Indemnifying Party disputes such claim, such claim specified by the Indemnifying Party in such notice shall be conclusively deemed a liability of the Indemnifying Party under this Article VIII and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand, or in the case of any notice in which the amount of the claim is estimated, on such later date when the amount of such claim is finally determined. If the Indemnifying Party disputes its liability with respect to such claim in a timely manner, BANYAN and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved pursuant to Section 10.11.

Section 8.5 Limitations on Indemnification.

No claim for indemnification under this Article VIII shall be asserted by, and no liability for such indemnify shall be enforced against, the Indemnifying Party to the extent the Indemnified Party has theretofore received indemnification or otherwise been compensated for such Claim. In the event that an Indemnified Party shall later collect any such amounts recovered under insurance policies with respect to any Claim for which it has previously received payments under this Article VIII from the Indemnifying Party, such Indemnified Party shall promptly repay to the Indemnifying Party such amount recovered.

ARTICLE IX

TERMINATION

Section 9.1 Termination.

This Agreement may be terminated at any time prior to the Closing:

(a) by mutual consent of DGHG and BANYAN;

(b) by BANYAN, if the Closing shall not have occurred as of May 16, 2011, or such later date as the parties may agree, or if any of the conditions to the Closing set forth in Section 10.1 shall have become incapable of fulfillment as of May 16, 2011, or such later date as the parties may agree, and shall not have been waived in writing by BANYAN; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to BANYAN  if its action or failure to act has been a principal cause of or resulted in the failure of the Exchange to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c) by DGHG, if the Closing shall not have occurred as May 16, 2011, or such later date as the parties may agree, or if any of the conditions to the Closing set forth in Section 7.2 shall have become incapable of fulfillment as of May 16, 2011, or such later date as the parties may agree, and shall not have been waived in writing by DGHG; provided, however, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to DGHG if its action or failure to act has been a principal cause of or resulted in the failure of the Exchange to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(d) by DGHG or BANYAN  if any Governmental or judicial Authority shall have issued an injunction, order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting any material portion of the Exchange and such injunction, order, decree, ruling or other action shall have become final and nonappealable; or

(e) as provided in Section 2.2(a)(i).

Section 9.2 Procedure and Effect of Termination.

In the event of termination of this Agreement pursuant to Section 9.1 hereof, written notice thereof shall forthwith be given by the terminating party to the other party, and, except as set forth below, this Agreement shall terminate and be void and have no effect and the Exchange shall be abandoned without any further action by the parties hereto; provided that, if such termination shall result from the failure of or agreement in this of any representation a party to perform a covenant, obligation Agreement or from the breach by DGHG, or BANYAN  or warranty contained herein, such party shall be fully liable for any and all damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Section 9.2, and Article 8 hereof and Article X shall survive the termination of this Agreement for any reason whatsoever.

ARTICLE X

MISCELLANEOUS

Section 10.1 Entire Agreement.

This Agreement and the Schedules and Exhibits hereto contain the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

Section 10.2 Amendment and Modifications.

This Agreement may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the party against whom enforcement of any such amendment, modification or supplement is sought.

Section 10.3 Extensions and Waivers.

At any time prior to the Closing, the parties hereto entitled to the benefits of a term or provision may (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance with any obligation, covenant, agreement or condition contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument or instruments in writing signed by the party against whom enforcement of any such extension or waiver is sought. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement.

Section 10.4 Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that no party hereto may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other party hereto. Except as provided in Article VIII, nothing in this Agreement is intended to confer upon any person not a party hereto (and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 10.5 Survival of Representations, Warranties and Covenants.

The representations and warranties contained herein shall survive the Closing and shall thereupon terminate April 30, 2012. All covenants and agreements contained herein which by their terms contemplate actions following the Closing shall survive the Closing and remain in full force and effect in accordance with their terms.

Section 10.6 Headings; Definitions.

The Section and Article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

Section 10.7 Severability.

If any provision of this Agreement or the application thereof to any Person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement shall remain in full force and effect and shall be reformed to render the Agreement valid and enforceable while reflecting to the greatest extent permissible the intent of the parties.

Section 10.8 Specific Performance.

The parties hereto agree that in the event that any party fails to consummate the Exchange in accordance with the terms of this Agreement, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine. It is accordingly agreed that the parties shall be entitled to specific performance in such event, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or in equity.

Section 10.9 Notices.

All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax, email or other electronic transmission service to the appropriate address or number as set forth below (or any other address duly notified by a party hereto pursuant to the provisions of this Section 10.9).

If to DGHG:
Diversified Global Holdings Group, Inc.
800 N. Magnolia Ave, Suite 105
Orlando, FL 32803
Attn: Chief Executive Officer
Facsimile: 407-843-2344

If to BANYAN:
Banyan Development LLC
321 East Hillsboro Boulevard
Deerfield Beach, FL. 33441
Attn: Chief Executive Officer
Fax: 561-450-8242

Section 10.10 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the conflicts of laws principles.

Section 10.11 Consent to Jurisdiction.

The parties shall in good faith attempt to resolve all disputes arising under this Agreement or by reason of the Exchange by discussion or mediation resulting in mutual agreement as to the manner of resolution of the particular dispute. Failing such resolution, the Federal courts of competent jurisdiction in the State of Florida shall have sole jurisdiction to resolve any disputes arising under this Agreement or by reason of the Exchange.  Any action, suit or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a federal court of competent jurisdiction the State of Florida and the parties hereto each consents to the jurisdiction of such a court.

Section 10.12 Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

Section 10.13 Certain Definitions. As used herein:

(a) “Affiliate” shall have the meanings ascribed to such term in Rule 12b-2 of the Exchange Act;

(b) ”Business Day" shall mean any day other than a Saturday, Sunday or a day on which federally chartered financial institutions are not open for business.

(c) “Confidential Information” shall mean the existence and contents of this Agreement and the Schedules and Exhibits hereto, and all proprietary technical, economic, environmental, operational, financial and/or business information or material of one party which, prior to or following the Closing Date, has been disclosed by BANYAN, on the one hand, or DGHG, on the other hand, in written, oral (including by recording), electronic, or visual form to, or otherwise has come into the possession of, the other;

(d) “Contract” shall mean any oral, written or implied contracts, agreements, licenses, instruments, indentures leases, powers of attorney, guaranties, surety arrangements or other commitments of any kind;

(e) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(f) “GAAP” shall mean generally accepted accounting principles in the United States as in effect on the date or for the period with respect to which such principles are applied;

(g) “Governmental Authority” shall mean any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission or court, whether domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof;

(h) “Knowledge” shall mean (i) with respect to an individual, knowledge of a particular fact or other matter, if such individual is aware of such fact or other matter, and (ii) with respect to a Person that is not an individual, knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter;

(i) “Lien” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or proxy, pre-emptive rights, first refusal rights, participation rights, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future;

(j) “Material Adverse Effect” shall mean any adverse effect on the business prospects, operations, or financial condition of the applicable entity or property and which impairs the value of the applicable entity or property or which would prevent the applicable entity from timely performing any of its material obligations under this Agreement or under those agreements or documents which are contemplated to be hereafter made and entered into as provided for or as contemplated herein;

(k) “Material Contract” shall mean any Contract, other than automotive loans and equipment and furniture leases entered into in the ordinary course of business, the liabilities or commitments associated therewith exceed, in the case of BANYAN, $50,000 individually or $100,000 in the aggregate;

(1) “Person” shall mean any individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof;

(m) “DGHG SEC Documents” shall mean all reports filed by DGHG with the SEC under the Exchange Act.

(n) “SEC” shall mean the Securities and Exchange Commission;

(o) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder; and

(p) “BANYAN Acquisition Subsidiary” shall mean a 100% owned subsidiary corporation of DGHG formed for the purpose of holding the BANYAN Interests.

(q) “Taxes” shall mean all taxes (whether U.S. federal, state, local or other non-U.S.) based upon or measured by income or gains from the sale of  property and any other tax whatsoever, including, without limitation, gross receipts, profits, sales, levies, imposts, deductions, charges, rates, duties, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll and social security, employment, excise, stamp duty or property taxes, together with any interest, penalties, charges or fees imposed with respect thereto.

(BALANCE OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, each of the parties have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

DIVERSIFIED GLOBAL HOLDINGS GROUP, INC.

By:/s/ Richard Lloyd
Name: Richard Lloyd
Title: Chief Executive Officer

BANYAN DEVELOPMENT, LLC

By:/s/ Andrew Cohen
Name: Andrew Cohen
Title: President & Chief Executive Officer

BANYAN OWNERS' COUNTERPART SIGNATURE PAGE [Signature page must be executed by each BANYAN OWNER]

/s/ Andrew Cohen
_____________________
Andrew Cohen, Trustee, KASSKO Trust #3 U/A Dated 2/14/06

/s/ Evan Brody
_____________________
Evan Brody, Trustee, KASSKO Trust #3 U/A Dated 2/14/06

/s/ William Rheuban
_____________________
William Rheuban, Trustee, KASSKO Trust #3 U/A Dated 2/14/06

SCHEDULE I

Name of Owner	No. of Interests of BANYAN to be Exchanged	No. of Shares of DGHG to be Received in Exchange
Kassko Trust # 3 U/A Dated 2/14/06	48%	11,928,000

SCHEDULE II
BANYAN Management Changes

Name	Title	Action
NA	NA	NA